Exhibit 2.26

SIXTH SUPPLEMENTAL INDENTURE

Dated as of

February 9, 2021

Between

ALIBABA GROUP HOLDING LIMITED

as Company

and

THE BANK OF NEW YORK MELLON

as Trustee

2.125% NOTES DUE 2031

SIXTH SUPPLEMENTAL INDENTURE dated as of February 9, 2021 between Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company”), and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of December 6, 2017 (the “Base Indenture”), to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness in an unlimited aggregate principal amount to be issued from time to time in one or more series (such Base Indenture, as supplemented and amended by this Sixth Supplemental Indenture, herein referred to as the “Indenture”);

WHEREAS, the Company has duly authorized the issuance of US$1,500,000,000 aggregate principal amount of 2.125% Notes due 2031 (the “Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this Sixth Supplemental Indenture pursuant to Section 13.01 of the Base Indenture to establish the terms and the form of the Notes in accordance with Sections 2.01, 3.01 and 3.03 of the Base Indenture; and

WHEREAS, all things necessary to make this Sixth Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Notes by the Holders thereof for the equal and proportionate benefit of all of the present and future Holders of the Notes, each party agrees and covenants as follows:

ARTICLE I

SCOPE AND DEFINITIONS

Section 1.01Scope. The changes, modifications and supplements to the Base Indenture effected by this Sixth Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

Section 1.02Definitions.

(a)Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture.

(b)As used herein, the following additional defined terms shall have the following meanings with respect to the Notes only and be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“Additional Notes” has the meaning provided in Section 2.01(c).

“Base Indenture” has the meaning provided in the recitals hereof.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date pursuant to Section 2.02, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Sixth Supplemental Indenture” means this instrument.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial Notes” has the meaning provided in Section 2.01(c).

“Make-Whole Amount” means an amount determined by the Paying Agent on the fifth Business Day before the Redemption Date pursuant to Section 2.02 that is equal to the sum of (i) the present value of the principal amount of the Notes to be redeemed, assuming a scheduled repayment thereof on the date of Stated Maturity for payment of principal on such Notes, plus (ii) the present value of the remaining scheduled payments of interest to and including such date of Stated Maturity for payment of principal on such Notes (exclusive of interest accrued to the Redemption Date), in each case discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed) at the Treasury Yield plus 20 basis points.

“Notes” has the meaning provided in the recitals hereof.

“PRC Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in the PRC are authorized or obligated by law, regulation or executive order to remain closed.

“Prospectus Supplement” means the prospectus supplement dated February 4, 2021, relating to the offering of the Notes.

“Reference Treasury Dealer” means each of any three investment banks of recognized standing that is a primary U.S. government securities dealer in the United States, selected by the Company in good faith.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date pursuant to Section 2.02, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the fifth Business Day before such Redemption Date.

“Registrar” means The Bank of New York Mellon or its successor as registrar under the Indenture.

“Treasury Yield” means, with respect to any Redemption Date pursuant to Section 2.02, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the fifth Business Day before such Redemption Date) of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Section 1.03Rules of Construction. For all purposes of this Sixth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Sixth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(b)references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Sixth Supplemental Indenture, unless the context otherwise requires;

(c)the words “including” and words of similar import when used in this Indenture shall mean “including, without limitation”;

(d)references to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of the Notes (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations; and

(e)“or” is not exclusive.

ARTICLE II

THE NOTES

Section 2.01Terms of the Notes. The Notes are hereby created and designated as a separate series of Securities under the Base Indenture. The following terms relate to the Notes:

(a)The Notes shall constitute a separate series of Securities under the Base Indenture having the title “2.125% Notes due 2031.”

(b)The Notes shall be issued at a price of 99.839% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes.

(c)The aggregate principal amount of the Notes (the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be US$1,500,000,000. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case “Additional Notes”) having the same terms and conditions as the Initial Notes in all respects (or in all respects except for the Issue Date, the issue price or the first Interest Payment Date). Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture; provided that if such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall not be issued. All references to the “Notes” shall include the Initial Notes and any Additional Notes unless the context otherwise requires. The aggregate principal amount of each of the Additional Notes shall be unlimited.

(d)The entire outstanding principal of the Notes shall be payable on February 9, 2031.

(e)The rate at which the Notes shall bear interest shall be 2.125% per year. The date from which interest shall accrue on the Notes shall be February 9, 2021, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Notes shall be February 9 and August 9 of each year, beginning August 9, 2021. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the January 20 and July 20 prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(f)The Notes shall be issuable in whole in the form of one or more definitive, fully registered Global Securities without interest coupons, and the Depository for such Global Securities shall be DTC. The Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The Notes shall be denominated in U.S. Dollars and, notwithstanding Section 3.02 of the Base Indenture, shall be issuable in minimum denominations of US$200,000 or any integral multiples of US$1,000 in excess thereof.

(g)The Notes may be redeemed at the option of the Company prior to the date of Stated Maturity for payment of principal on the Notes, as provided in Section 2.02.

(h)The Notes will not have the benefit of any sinking fund.

(i)Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(j)The Notes will be senior unsecured obligations of the Company and will rank at least equal in right of payment to all of the Company’s other existing and future unsecured and unsubordinated obligations (subject to any priority rights pursuant to applicable law).

Section 2.02Optional Redemption.

(a)The provisions of Article IV of the Base Indenture, as amended by the provisions of this Sixth Supplemental Indenture, shall apply to the Notes.

(b)The Company may, at any time prior to November 9, 2030, upon giving not less than 30 days’ nor more than 60 days’ notice to Holders of the Notes (which notice shall be irrevocable) and the Trustee, redeem the Notes, in whole or in part, at a redemption amount equal to the greater of (x) 100% of the principal amount of such Notes to be redeemed and (y) the Make-Whole Amount, plus, in each case, accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that the aggregate principal amount of the Notes remaining outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof.

(c)The Company may, from and after November 9, 2030 upon giving not less than 30 days nor more than 60 days’ notice to Holders of the Notes (which notice shall be irrevocable) and the Trustee, redeem the Notes at a redemption price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(d)If the Redemption Date pursuant to this Section 2.02 is on or after the relevant Record Date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, to the Redemption Date pursuant to this Section 2.02 shall be paid on such Interest Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e)The Company or any of its Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the Notes in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Notes that the Company or its Affiliates purchase may, in the discretion of the Company, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Section 2.03NDRC Post-issue Filing. The Company shall notify the Trustee if the Company does not file or cause to be filed with the National Development and Reform Commission of the PRC (the “NDRC”) the requisite information and documents required to be filed with the NDRC within 10 PRC Business Days after the Closing Date in accordance with the Registration Certificate of Enterprise Foreign Debt Filing (企业借用外债备案登记证明(发改办外资备[2020]942 号), the “Foreign Debt Registration Certificate”) issued by the General Office of the NDRC on December 28, 2020, pursuant to the Circular on Promoting the Reform of the Administrative System on the Issuance by Enterprises of Foreign Debt Filings and Registrations (国家发展改革委关于推进企业发行外债备案登 记制管理改革的通知（发改外资[2015]2044 号）) issued by the NDRC on September 14, 2015 and any implementation rules as issued by the NDRC as in effect at such time (the “Post-Issuance Filing”). Such notification to the Trustee will be made within 10 PRC Business Days after such failure to complete the Post-Issuance Filing.

The Trustee shall have no obligation or duty to monitor or ensure or to assist with the Post-issue Filing on or before the relevant deadline or to verify the accuracy, validity and/or genuineness of any documents in relation to or in connection with the Post-issue Filing and/or the relevant documents evidencing the Post- issue Filing or to give notice to the Holders confirming the completion of the Post-issue Filing, and shall not be liable to Holders or any other person for not doing so.

Section 2.04Limitation on Liens.

(a)Subject to the exceptions set forth in Section 2.04(b) below, the Company will not create or have outstanding, and the Company will ensure that none of its Principal Controlled Entities will create or have outstanding, any Lien upon the whole or any part of their respective present or future assets securing any Relevant Indebtedness, or create or have outstanding any guarantee or indemnity in respect of any Relevant Indebtedness either of the Company or of any Principal Controlled Entity, without (x) at the same time or prior thereto securing or guaranteeing the Securities of any applicable series, as applicable, equally and ratably therewith or (y) providing such other security or guarantees for the Securities of the applicable series as shall be approved by an act of the Holders of such series of Securities holding at least a majority of the principal amount of such series of Securities then Outstanding.

(b)The restriction set forth in Section 2.04(a) above will not apply to:

(i)any Lien, guarantee or indemnity arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

(ii)any Lien, guarantee or indemnity in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into the Company or a Principal Controlled Entity after the date hereof which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into the Company or a Principal Controlled Entity;

(iii)any Lien, guarantee or indemnity created or outstanding in favor of the Company or any Lien, guarantee or indemnity created by any of its Controlled Entities in favor of any of its other Controlled Entities;

(iv)any Lien, guarantee or indemnity in respect of Relevant Indebtedness of the Company or any Principal Controlled Entity with respect to which the Company or such Principal Controlled Entity has paid money or deposited money or securities with a paying agent, trustee or Depository to pay or discharge in full the obligations of the Company or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

(v)any Lien, guarantee or indemnity created in connection with Relevant Indebtedness of the Company or any Principal Controlled Entity denominated in Chinese Renminbi and initially offered, marketed or issued primarily to Persons resident in the PRC;

(vi)any Lien, guarantee or indemnity created in connection with an acquisition of assets or a project financed with, or created to secure, Non-recourse Obligations; or

(vii)any Lien, guarantee or indemnity arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien or guaranteed by any guarantee or indemnity permitted by the foregoing clause (ii), (v), (vi) or (vii) of this Section 2.04(b); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding, including any accrued interest and prepayment premiums or consent fees) and is not secured by any additional property or assets.

Section 2.05Terms Specific to the Notes.

(a)Section 11.03(c) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“Upon the Company’s exercise under Section 11.03(a) of the Base Indenture of the option applicable to this Section 11.03(c) of the Base Indenture , the Company shall, subject to the satisfaction of the conditions set forth in Section 11.03(d) of the Base Indenture, be released from its obligations under the covenants contained in Section 2.04 of the Sixth Supplemental Indenture, and Section 5.04 and Section 5.08 of the Base Indenture and as provided pursuant to Section 3.01(z) of the Base Indenture, on and after the date the conditions set forth in Section 11.03(d) of the Base Indenture are satisfied (“Covenant Defeasance”). For this purpose, “Covenant Defeasance” means that, with respect to this Indenture and the Securities of such series then Outstanding, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 of the Base Indenture, but, except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 11.03(a) of the Base Indenture of the option applicable to this Section 11.03(c) of the Base Indenture, subject to the satisfaction of the conditions set forth in Section 11.03(d), Sections 6.01(c), and 6.01(d) (only with respect to covenants that are released as a result of such Covenant Defeasance) of the Base Indenture, in each case, shall not constitute Events of Default.”

(b)Section 13.01(h) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“to conform the text of this Indenture or any series of the Securities to any provision of the section entitled “Description of the Debt Securities” in the Prospectus or of the section entitled “Description of the Notes” in the Prospectus Supplement to the extent that such provision in such Prospectus or such Prospectus Supplement was intended to be a verbatim recitation of a provision of this Indenture or such series of the Securities as evidenced by an Officer’s Certificate.”

(c)Section 13.02(a)(viii) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“modify any of the provisions of this Section 13.02, Section 5.11 and Section 6.06 of the Base Indenture, and Section 2.05(c) of the Sixth Supplemental Indenture, except to increase any such percentage or provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in the Section 13.02 and Section 5.11 of the Base Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 10.06 and 13.01(g) of the Base Indenture.”

(d)Section 13.02(a)(x) of the Base Indenture shall be replaced in its entirety by the following with respect to the Notes only:

“reduce the amount of the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described in Section 2.02 of the Sixth Supplemental Indenture or as described in Section 4.07 and Section 5.06 of the Base Indenture whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except through amendments to the definition of “Triggering Event” if applicable).”

ARTICLE III

MISCELLANEOUS PROVISIONS

Section 3.01Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Sixth Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Sixth Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.

Section 3.02Severability. If any provision in this Sixth Supplemental Indenture or in the Notes shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions in this Sixth Supplemental Indenture or in the Notes shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 3.03Conflicts with Base Indenture. In the event that any provision of this Sixth Supplemental Indenture limits, qualifies or conflicts with the express provisions of the Base Indenture, such provision of the Sixth Supplemental Indenture shall prevail.

Section 3.04Benefits of Indenture. Nothing in this Sixth Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this Sixth Supplemental Indenture or the Base Indenture or any covenant, condition, stipulation, promise or agreement hereof or thereof, and all covenants, conditions, stipulations, promises and agreements contained herein or therein shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 3.05Counterparts. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.06Governing Law; Waiver of Trial by Jury. This Sixth Supplemental Indenture and the Notes shall be governed by, and construed in accordance with the laws of the State of New York.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SIXTH SUPPLEMENTAL INDENTURE OR THE NOTES.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Sixth Supplemental Indenture to be duly executed as of the date first written above.

ALIBABA GROUP HOLDING LIMITED,
as Issuer

By:	/s/ Maggie Wei Wu
	Name:	Maggie Wei Wu
	Title:	Director and Chief Financial
Officer

[Signature Page to Sixth Supplemental Indenture]

IN WITNESS WHEREOF, the parties have caused this Sixth Supplemental Indenture to be duly executed as of the date first written above.

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Elton Ma
Name: Elton Ma
Title: VP

[Signature Page to Sixth Supplemental Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[if a Global Security]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

[if a Definitive Security]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE REGISTRAR AND THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Alibaba Group Holding Limited.

2.125% Notes due 2031

PRINCIPAL AMOUNT: US$____________

CUSIP:

ISIN:

No.: _____________

Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________ U.S. DOLLARS (US$__________) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on February 9, 2031, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 2.125% per annum.

Interest Payment Dates: February 9 and August 9 of each year, commencing on August 9, 2021.

Record Dates: January 20 and July 20.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Alibaba Group Holding Limited has caused this Note to be duly executed.

ALIBABA GROUP HOLDING LIMITED,

By:
Name:
Title:

[Signature Page to 2031 Notes]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	THE BANK OF NEW YORK MELLON,
as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF SECURITY]

ALIBABA GROUP HOLDING LIMITED

2.125% Notes due 2031

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “2.125% Notes due 2031” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of December 6, 2017 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the Sixth Supplemental Indenture, dated as of February 9, 2021 (the “Sixth Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the Sixth Supplemental Indenture is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

1.Interest. The Company promises to pay interest on the principal amount of this Note at a rate of 2.125% per annum. The date from which interest shall accrue on the Notes shall be February 9, 2021, or the most recent Interest Payment Date to which interest has been paid or provided for. The Company will pay interest semi-annually in arrears on February 9 and August 9 of each year, beginning August 9, 2021. In any case in which an Interest Payment Date, Redemption Date, Maturity or other payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day. Any payment made on such Business Day will have the same force and effect as if made on the date on which the payment is due and no interest shall accrue for the intervening period. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the actual number of days elapsed.

2.Method of Payment. The Company shall pay interest on the Notes (except Defaulted Interest, if any), to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if such Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date. Payment of interest on the Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Paying Agent, by wire transfer to an account designated by the Holder.

3.Paying Agent and Registrar. Initially, The Bank of New York Mellon will act as Paying Agent, Transfer Agent and Registrar. The Company may change or appoint any Paying Agent, Transfer Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

4.Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “2.125% Notes due 2031,” initially limited to US$1,500,000,000 in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the Sixth Supplemental Indenture. Requests may be made to: Alibaba Group Holding Limited, 26/F Tower One, Times Square, 1

Matheson Street, Causeway Bay, Hong Kong, Attn: General Counsel and legalnotice@list.alibaba-inc.com.

5.Redemption and Repurchase. The Notes are subject to optional redemption, and are the subject of a Triggering Event Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of US$200,000 or any integral multiple of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase upon a Triggering Event Offer, except for the unredeemed and unpurchased portion of any Note being redeemed or repurchased in part.

7.Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.

8.Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Holders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Holders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

9.Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

11.Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

12.Governing Law. The Base Indenture, the Sixth Supplemental Indenture and this Note shall be governed by, and construed in accordance with the laws of the State of New York.

13.CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee, the Paying Agent, the Transfer Agent and the Registrar may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT

To assign this Security, fill in the form below: I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Signature must be guaranteed	Signature

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 5.06 of the Base Indenture, check the box below:

☐Section 5.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.06 of the Base Indenture, state the amount you elect to have purchased:

US$_________

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:
Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Note is US$______________. The following increases or decreases in a part of this Note have been made:

Principal amount of
	Amount of decrease in	Amount of increase in	this Note following
	principal amount of	principal amount of	such decrease (or
Date	this Note	this Note	increase)

*	Insert in Global Notes.